EXHIBIT 5.1
                          SILICON VALLEY LAW GROUP
                                 [LETTERHEAD]

November 07, 2003

Human BioSystems
1127 Harker Avenue
Palo Alto, California
94301

Re:     Human BioSystems Registration Statement on Form S-8: 3,414,500 shares of
Common Stock Issuable pursuant to Amended and Restated Stock Option Plan

Gentlepersons:

We are counsel to Human BioSystems, a California corporation (the "Company").
We have assisted the Company in its preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering 3,414,500 shares of common stock, no par value, of the Company (the "Common Stock") issuable pursuant to the terms and conditions of the Company's Amended and Restated 2001 Stock Option Plan (the "Plan").

In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than California and the federal laws of the United States, and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

Based on and subject to the foregoing, we are of the opinion that the Common Stock, when issued pursuant to the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                                    Very truly yours,

                                                 /s/ SILICON VALLEY LAW GROUP
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                                                    SILICON VALLEY LAW GROUP